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                                  EXHIBIT 99.1



       LIGHTBRIDGE ANTICIPATES LOWER SECOND QUARTER REVENUE DUE TO RECENT
                  WORLDCOM EVENTS AND SLOWER SUBSCRIBER GROWTH

       Company Announces Restructuring Plan to Preserve Financial Strength

BURLINGTON, MA - JUNE 27, 2002 -- Lightbridge, Inc. (Nasdaq: LTBG), a global provider of mobile business solutions to communications providers, today announced it expects to report lower-than-anticipated revenues for the second quarter in the range of approximately $33.0 million to $34.0 million and a loss of $0.08 to $0.09 per diluted share for the quarter ending June 30, 2002. The anticipated second-quarter loss includes a pre-tax restructuring charge in the range of $3.6 million to $4.2 million. Excluding the restructuring charge, Lightbridge expects to report pro forma net income for the 2002 second quarter of $0.00 to $0.01 per diluted share. Lightbridge expects its second quarter cash and short-term investments to grow approximately $1.0 million from the first quarter balance of $122.3 million.

Lightbridge also announced that it plans to reduce its total workforce by seven percent, eliminating about 65 positions at its Burlington, Massachusetts, Broomfield, Colorado and Irvine, California locations. The Company also plans to consolidate its Waltham, Massachusetts call center operations in the Lynn, Massachusetts and Broomfield, Colorado facilities by the end of the year. These actions are expected to generate savings in the range of $7.0 million to $7.5 million in 2003. The $3.6 million to $4.2 million restructuring charge planned for the quarter ending June 30, 2002 is principally related to employee severance costs, facilities reductions and call center capital equipment write-offs associated with these measures.

In the second quarter, Lightbridge provided approximately $2.0 million of transaction services to WorldCom, Inc. Because of the recent developments at WorldCom, the revenues associated with these services are excluded from the second quarter estimates issued today. The Company will continue to monitor the situation for any other possible operational effects.

"We believe our decision to exclude WorldCom revenues from our preliminary results is the proper action at this time," said Pamela D.A. Reeve, Chief Executive Officer. "Given the near-term prospects for the telecom industry, we have taken additional steps to streamline our organization, to focus on priority investments in our transaction and software businesses and to maintain prudent expense control. We believe consolidating our Waltham call center with the Lynn and Broomfield facilities better aligns the size of the operation with expected activity levels and allows us to efficiently provide these services. The elimination of selected staff positions, a step we have taken with caution and reluctance, reflects our straightforward commitment to manage the Company at responsible levels as we weather continued soft demand in both our transactions and software businesses. On a positive note, we are pleased with the strength of our balance sheet and the long-term contracts we maintain with some of the largest wireless providers in the world."

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"These steps represent only the latest in a series of actions taken over the past several quarters to address the challenging telecom market and capitalize on the global movement toward mobile business," Reeve said. "During the past several quarters, we have streamlined operations and substantially reduced operating expenses. At the same time, we have invested significantly in mobile business research and development and absorbed two acquisitions - while continuing to maintain our strong balance sheet. We believe Lightbridge will be well positioned when the telecommunications sector recovers and as mobile business services are deployed. The mobile business market extends far beyond basic wireless services and we believe that this market offers a new and very real opportunity of growth for the Company."

The Company plans to provide revised guidance for the year when it announces its results of operations for the second quarter in a press release and conference call scheduled for July 25, 2002.

                           CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call for investors at 5:00 P.M. (ET) today to discuss the information contained in this news release. The Company will provide a live audio Webcast of the conference call on the Investor Relations section of its Web site at www.lightbridge.com. The Webcast will be available for the next week. The conference call can also be accessed via telephone by dialing (630) 395-0038 and providing the operator with the following information: "Password--Lightbridge; Conference Leader--Pam Reeve."

ABOUT LIGHTBRIDGE

Lightbridge is a global provider of mobile business solutions, offering communication providers essential products and services that are designed to increase revenue, productivity and customer loyalty. Building on its twelve-year heritage in the wireless communications arena, Lightbridge integrates a reliable infrastructure for the mobile business economy that supports the complete customer lifecycle, including customer acquisition, risk management, prepay and replenishment, customer relationship management and retention. For more information visit www.lightbridge.com or call 800-LIGHTBR.

                           FORWARD-LOOKING STATEMENTS

Certain statements in this news release may constitute forward looking statements, including, without limitation, those relating to the outlook for the telecommunications industry, the impact of the financial and operating difficulties of WorldCom on the Company's financial results, the impact of the restructuring on the Company's business and operations, the Company's financial guidance for the quarter ending June 30, 2002, and the Company's expectations for future growth associated with the potential recovery of the telecom sector and deployment of mobile business services. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients,
(ii) the Company's revenue concentration in the wireless telecommunications business, (iii) the adverse impact that the financial and operating difficulties of the Company's clients may have on the Company's future revenues, and financial and operating results, (iv) continuing rapid change in the telecommunications industry and other markets in which the Company does business that may affect both the Company and its clients, (v) uncertainties associated with the Company's ability to develop new products, services and technologies,
(vi) market acceptance of the Company's new products, services and technologies and continuing demand for the Company's products, services and technologies,
(vii) the impact of competitive products, services and pricing on both the Company and its clients, (viii) current and future economic conditions including, without limitation, decreases or delays in capital spending by carriers and in new subscriber

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growth, and global economic recession, (ix) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the merger with Corsair Communications, Inc. and the Altawave acquisition, (x) the Company's ability to execute on its objectives, plans or strategies including, without limitation, product or services development plans, the mobile business strategy and the plans to develop alliances and grow its client base, (xi) economic and political instability in the domestic and international markets including, without limitation, the impact of terrorist threats and hostilities and the declaration of war or similar actions, (xii) uncertainties associated with the Company's ability to expand into new markets including, without limitation, the mobile business market, (xiii) the impact of restructuring and other changes on the Company's business and operations, and (xiv) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2001 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.

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CONTACTS:

SUSAN GRIFFIN                       GLEN ZIMMERMAN                     TIM BONANG/DAVID CALUSDIAN

Investor Relations                  Media Relations                    IR Counsel for Lightbridge
Lightbridge, Inc.                   Lightbridge, Inc.                  Sharon Merrill Associates
781/359-4854                        781/359-4705                       617/542-5300
sgriffin@lightbridge.com            gzimmerman@lightbridge.com         ltbg@investorrelations.com
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trademark of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.